Exhibit 5

[LETTERHEAD OF HUNTON & WILLIAMS LLP]

April 22, 2004

Progress Energy, Inc.

410 S. Wilmington Street

Raleigh, North Carolina 27601

Registration Statement on Form S-3 Relating to 12,000,000 Shares of

Common Stock to be Offered and Sold

Pursuant to the Progress Energy Investor Plus Plan

Ladies and Gentlemen:

We have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2004 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of 12,000,000 shares of the Company’s common stock, no par value (the “Shares”) to be offered and sold pursuant to the Progress Energy Investor Plus Plan as contemplated in the Registration Statement.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary.

We are members of the North Carolina bar and do not propose to express an opinion on any laws other than the laws of the State of North Carolina and the federal laws of the United States of America.

Based upon the foregoing and the further qualifications stated below and assuming that (a) the Registration Statement and any amendments thereto will have become effective and will comply with all applicable laws at the time shares are offered and sold and (b) the Shares will be offered and sold in compliance with applicable laws and in the manner stated in the Registration Statement, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

2. The Shares to be offered have been duly authorized and, when the Shares have been issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal

Progress Energy, Inc.

April 22, 2004

Opinion” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP